                         SECURITIES AND EXCHANGE COMMISSION


                               WASHINGTON, D.C. 20549


                                      FORM 8-K


                                   CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

                        Date of Report:  September 15, 1998

                  AmeriCredit Automobile Receivables Trust 1998-B
               (Exact Name of Registrant as specified in its charter)


        United States                333-36365                88-0359494
        -------------                ---------                ----------
(State or Other Jurisdiction  (Commission File Number)    (I.R.S. Employer
      of Incorporation)                                 Identification Number)


                     c/o AmeriCredit Financial  Services, Inc.
                            Attention:  Daniel E. Berce
                                 200 Bailey Avenue
                               Fort Worth, TX  76107
                               (Address of Principal
                                 Executive Office)

                                   (817) 332-7000
                             Registrant's phone number

Item 5.        Other Events

     Information relating to distributions to Noteholders for the August, 1998 Collection Period of the Registrant in respect of the Class A-1 Asset Backed Notes, Class A-2 Floating Rate Asset Backed Notes, Class A-3 Floating Rate Asset Backed Notes, Class A-4 Asset Backed Notes, and the Class A-5 Asset Backed Notes (collectively, the "Notes") issued by the Registrant, and the performance of the Receivables held by the Registrant, together with certain other information relating to the Notes, is contained in the Preliminary Servicer's Certificate and the Servicer's Certificate for the referenced Collection Period, both of which Certificates are provided to Noteholders pursuant to the Sale and Servicing Agreement dated as of May 11, 1998 between the Registrant, AFS Funding Corp., as Seller, AmeriCredit Financial Services, Inc., as Servicer, and Bank One, N.A., as Backup Servicer and Trust Collateral Agent (the "Agreement").

Item 7.        Financial Statements, Exhibits


     Exhibit No.    Exhibit
     ----------     -------

     99.1           Preliminary Servicer's Certificate and Servicer's
                    Certificate for the August, 1998 Collection Period relating to the Notes issued by the Registrant pursuant to the Agreement.


                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


AmeriCredit Automobile Receivables Trust 1998-B

By:  AmeriCredit Financial Services, Inc., as Servicer



/s/  Daniel E. Berce
     Daniel E. Berce
     Vice Chairman and
     Chief Financial Officer



September 15, 1998

                                   EXHIBIT INDEX


Exhibit
-------

  99.1    Preliminary Servicer's Certificate and Servicer's Certificate for the
          August, 1998 Collection Period relating to the Notes issued by the Registrant.